Exhibit 99.1

United Fire Group, Inc. Comments on Preliminary Loss Estimate for Second Quarter Spring Storms

CEDAR RAPIDS, IOWA – June 24, 2014 – Today, United Fire Group, Inc. (NASDAQ: UFCS) (the "Company" or "UFG") announced that it expects its second quarter results to include pre-tax catastrophe losses, net of reinsurance, of approximately $20.0 million - $23.0 million from spring storms. The estimated impact on second quarter earnings is $0.51 to $0.59 per share, after tax.
"Over the last 10 years, catastrophe losses for the second quarter have had an average impact of 8.8 percentage points on the combined ratio," stated Randy Ramlo, President and Chief Executive Officer. "The impact of these storms will cause us to exceed that average for the quarter. Though none of the individual storms had a material impact on our earnings, the aggregate of storms during the quarter is significant."
"We expect more than 1,500 claims from these catastrophic events," continued Ramlo. "These storms were numerous and were not confined to the Midwest, but rather, occurred from Montana to Texas to New Jersey."
"Our adjusters were in the impacted storm areas immediately after the events identifying claims by employing our advanced technology to immediately contact policyholders in affected areas," stated Ramlo, "sometimes before they had an opportunity to contact us. Meeting the needs of our policyholders effectively and efficiently is our number one priority during crisis."
Disclosure of Forward-Looking Statements:

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intends(s),” “plan(s),” “believe(s)” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operations, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause

Exhibit 99.1

actual outcomes and results to differ materially from those expressed in the forward-looking statements is contained in Part I, Item IA “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 5, 2014. The risks identified in our Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"), we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About United Fire Group, Inc.:
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance as well as selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and we are represented by approximately 1,200 independent insurance agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,000 independent life insurance agencies and rated "A-" (Excellent) by A.M. Best Company.
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.
Contact:
Anita Novak, Director of Investor Relations, 319-399-5251 or alnovak@unitedfiregroup.com